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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 29, 1999


                              OMNOVA Solutions Inc.
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               (Exact Name of Registrant as Specified in Charter)


         Ohio                             1-15147                34-1897652
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(State or Other Jurisdiction     (Commission File Number)      (IRS Employer
       of Incorporation)                                     Identification No.)


      175 Ghent Road, Fairlawn, Ohio                              44333-3300
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(Address of Principal Executive Offices)                          (Zip Code)

                                  330-869-4200
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              (Registrant's telephone number, including area code)



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Item 5.  Other Events.
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         Attached hereto as Exhibit 99 and incorporated herein by reference is the text of the press release of OMNOVA Solutions Inc. (the "Registrant") released on November 29, 1999. In its press release, the Registrant announced that it expects diluted earnings per share from operations for the fourth quarter ending November 30, 1999 to be below the $0.35 diluted earnings per share for continuing businesses from the same period a year ago. The Registrant's earnings estimate for the fourth quarter is $0.20 - $0.22 per share from operations excluding unusual items, and $0.18 - $0.20 per share including unusual items.

         The Registrant also announced that its Board of Directors authorized the purchase from time to time of up to $25,000,000 of the Registrant's common stock. Such purchases may be made in the open market or in privately-negotiated transactions. Depending on market conditions and other factors, such purchases may be commenced or suspended at any time without prior notice.


Item 7.  Exhibits.
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Table                                                                  Exhibit
Item No.      Exhibit Description                                      Number
--------      -------------------                                      ------

99            Press release dated November 29, 1999 regarding            99
              fourth quarter earnings outlook and stock repurchase plan.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                          OMNOVA Solutions Inc.



Date: December 6, 1999                    By: /s/ Cynthia A. Slack
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                                          Name:   Cynthia A. Slack
                                          Title:  Secretary